Vislink Technologies, Inc.

2018 earnings Call

Moderator: Carpini, Daniel

April 1, 2019

05:00 PM ET

OPERATOR:	This is Conference # 9395967

Operator:	Hello and welcome to the Vislink Technologies 2018 earnings call.

All lines have been placed on mute to prevent any background noise. After the speaker’s remarks, there will be a question-and-answer session. If you would like to ask a question during this time, simply press star then the number one on your telephone keypad. If you would like to withdraw your question, you may press the pound key.

Note the today’s events is being recorded today, 04/01/2019. After today’s call, the recorded replay will be made available on the company’s website at https://vislinktechnologies.com/investor-information/.

I would now like to turn the conference over to John Marco, Managing Director of CORE IR, Vislink Technologies’ Investor Relations Firm. Mr. Marco, please go ahead.

John Marco:	Thank you Operator and thank you all for joining the Vislink Technologies 2018 Earnings Conference Call to discuss Vislink Technologies financial results and corporate development for the year end quarter ended 12/31/2018.

Joining me today on the call is Roger Branton, Chief Executive Officer and John Payne, President and Chief Operating Officer. Earlier today, Vislink Technologies released results for the year end quarter ended 12/31/2018. If you’ve not seen the press release, please visit the company’s news and events website page at https://vislinktechnologies.com/news/.

Vislink Technologies 2018 Earnings Call	April 1, 2019

Before I turn the call over to management, I’d like to remind everyone of the Safe Harbor Statement Reference in the SEC filing. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for certain forward-looking statements including statements made during the course of today’s call.

Statements contained herein that are not based upon current or historical facts are forward looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934.

Such forward-looking statements reflect the company’s expectations about its future, operating results, performance, and opportunities that involve substantial risks and uncertainties. When used herein, the word anticipate, believe, estimate, upcoming, plan, target, intended, and expected and similar expressions as they’re related to Vislink Technologies, its subsidiaries or its management are intended to identify such forward-looking statements.

These forward-looking statements are based on information currently available to the company and are subject to a number of risks, uncertainties, and other factors that could cause the company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in or implied by these forward-looking statements.

For a more detailed discussion of some of the ongoing risks and some uncertainties of the company’s business, I refer you to the company’s various filings within the Securities and Exchange Commission.

And now it’s my pleasure to turn the call over to Roger Branton, Vislink Technologies, Chief Executive Officer. Roger!

Roger Branton:	Okay, thank you John and welcome everyone to our 2018 Earnings Call. I will begin with some opening comments, so I’ll go through a few of the highlights from Q4 and the full year. Also cover some operational updates and provide some key financial results and offer some of our goals for 2019.

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Vislink Technologies 2018 Earnings Call	April 1, 2019

So with regard to my opening comments, so beginning in Q2 of 2018, we put in place a company-wide measure that will require to rightsize our operations. The goal was to strengthen our financial position and put the company on course to achieve profitability. This require that every aspect of our business needed to be analyzed and become cost justified. At the end of Q3, we announced that we substantially accomplished our goals. By that point, we had realized 8.2 million in labor and non-labor annual savings, we rectified issues that had caused disruptions to our supply chain and we instituted policies to assure that any new revenue we booked would be good for our business both in the short term and in the long term. We also identified another 1.3 million in potential cost savings mainly through facility reduction and we also expected to be profitable in Q4 on a non-GAAP basis.

So we are pleased to announce that we finished the year according to plan. In Q4, we recorded 10.95 million in revenue. Our gross margins were consistent and in line with our historical range of approximately 50%. We were profitable on a non-GAAP basis and we also achieved the additional 1.3 million in cost savings. Therefore, we ended the year achieving our stated goals.

As far as Q4 and 2018 highlights, we received orders during the year valued at several million dollars to provide airborne video downlink surveillance to law enforcement agencies in the US Military. This continues to be a strong component of our business. Our technology was used to power referee cap-worn transmitters at the NCAA College football championship games. This provided compelling looks and unprecedented angles for viewers at this high-profile sporting event. We also introduced a new helmet and body-worn RF video transmission system that was designed for tactical applications for the armed forces and law enforcement agencies. We released a significant upgrade to our HCAM UltraReceiver wireless cameras solution.

The system now provides a single frame end-to-end latency for 4K UHD transmissions for the first time in the industry. Our onboard video technology was used at the MotoAmerican Superbike championship racing event. This ultra-compact technology is used to capture live video at high speed. We have successfully deployed it at the prestigious MotoGP and other numerous top tier sporting events around the world for over a decade and is now for the first time being used here in the United States. We also announced a new joint collaboration with Panasonic. They are our long-term strategic partner covering our HCAM 4K system with the Panasonic studio camera range.

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Vislink Technologies 2018 Earnings Call	April 1, 2019

Finally, well this event took place after year end, we did change our corporate name to Vislink Technologies and we have united our focus and identity behind the name of our key operating brand.

So in 2018, we completed a challenging task of rightsizing our business operationally, overhauling our processees, we simplified the operation, we implemented a culture shift to basically a one company view, and we rationalized our best revenue opportunities and we eliminated low-value sales and or products. All that resulted in year-over-year reduction in the top line, but in my view was very necessary in achieving our stated goals in 2018.

Our new structure now positions us to grow the top line of the business across our three key segments which are live production, satellite, and military and government. Additionally, we have a carefully thought-out acquisition program that will be strategically beneficial in the future. The company has made some progress executing on this program since our last earnings call. So our focus for 2019 will be generating sustainable organic growth on a profitable basis.

So as far as operational update on the remaining cost reduction is going into Q4 of last year, our main focus was the further consolidation of our facilities in operations. We successfully identified consolidation of our two Colchester facilities into one. Anticipated savings or approximately $220,000 a year. We are also in the process of finalizing reduction of our Billerica facility, anticipated savings of approximately $250,000 a year. We vacated our facility in Sunrise and we consolidated it with our Hackettstown facility in New Jersey. The Sunrise lease expires in May of 2019 and that has a savings of approximately $180,000 a year. So as total facility cost being eliminated $650,000 a year. So combined with you know the completed severance payments we did and the one-time cost, we are confident we achieved the 1.3 million additional savings communicating last quarter.

Thus, overall we are confident in saying a total of 9.5 million of costs have been removed from the business. The benefits of consolidation include less cost, obviously improved efficiencies, a simplified management, and the consolidation of our inventory and billing systems into one location.

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Vislink Technologies 2018 Earnings Call	April 1, 2019

In Q4, we also continued our focus on reducing inventory. We minimized what we call book in ship. This is the practice of buying inventory for orders that are expected to be received and then quickly shipped in the same quarter. The risk with this policy is that if the order does not materialize, the company is left with excess inventory and a lot of this inventory is custom and could negatively impact our cash flow. By changing this policy, we reduced our inventory from 14 million in Q3 to roughly 13 million at December 2018 thereby increasing our cash flow.

As far as key financial results on a non-GAAP basis, when normalizing earnings, we do take into account non-GAAP one-time charges as well as non-cash stock option expenses and discontinued operations. This is critical as we need to understand the impact of our operation decisions has in our business. We use these non-GAAP measures to allow us to assess the performance of our operations as compared to budgets and our recent actions.

So key results in Q4, revenues were 10.95 million, cost of components and personnel was 5.7 million, and our gross margins remained steady at 48.1 percent. G&A expenses were 4.4 million, R&D expenses were 900,000, and depreciation and amortization was 105,000. We had a net loss of 288,000 while EBITDA income for the quarter was 600,000.

Key results for 2018: Revenues were 38 million, cost of components and personnel was 19 million, and our gross margins were 49.7%. G&A expenses were 17.3 million, R&D expenses were 4 million, and depreciation and amortization was 1.6 million. The net loss was 4.5 million while EBITDA income for the year was 391,000. Again, all this excludes stock option expenses one-time charges and discontinued operations.

As of December 31, we ended the quarter with 2 million in cash, accounts receivable was 6.2 million, inventory was 13 million, and a total current asset of $22 million. Current liabilities excluding short-term debt, deferred revenue, and derivative liabilities was 9.5 million. So roughly, 12.5 million in working capital. Our debt including short-term obligations stood at 6.3 million.

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Vislink Technologies 2018 Earnings Call	April 1, 2019

We also were able to add senior staff in key areas of the business, specifically our satellite business. We also completed the consolidation of a repair operations to our Hackettstown facility in New Jersey. We were also successful in pursuing a new independent board member, obviously pending approval at our annual shareholders meeting. We have completed a full corporate rebranding in order to better articulate our key business values, with the customer launch expected prior to the NAB show in April of this year, 2019. We also completed our global growth strategy which takes us into 2019 and beyond and we are currently executing on that plan now.

So as far as goals for 2019: Our businesses have the right focus, they have the right products, and we have the right technology to meet the growing need for on-demand live video content to be broadcast reliably and in superior resolution. Our primary goal in 2019 will be grow on an organic growth and profitability. To that end, we see opportunities in a number of areas where we can maximize our strength as a dominant provider of live video communication systems. We are experienced in increase in live content in areas like professional eSports and the requirement from broadcasters for innovative camera angle coverage. This is driving the growth in premium wireless camera system such as our HCAM solution.

Our military government business continues to benefit from the need for actionable intelligence that our surveillance technology provides. We also expect growth across our satellite business, particularly the rapidly deployable systems we have recently announced. We will continue to align ourselves with key partners to expand our sales reach into new markets. We also have evaluated certain strategic M&A opportunities with an emphasis on streaming, related, and other bolt-on services that complement our existing solutions. We have also evaluated other prospects outside of our traditional markets. We have a particular goal in securing opportunities that will add recurring revenues where we want to be in transition in a longer term.

Other operational goals for 2019: We want to implement a unified ERP system for the group, thereby providing improved operational efficiency and provide improved supply chain management but also improve cash management. We also want to address some underserved markets by hiring key support for our satellite and live production markets. Also one of our goals in 2019 is to fundamentally change the culture of the business from an engineering focus to a sales focus. We’re gonna do this by implementing a united NPI process to rapidly get new products to market. We’re also building a product management group and we’re also introducing a program management office to coordinate across the entire business as opposed to site specific.

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Vislink Technologies 2018 Earnings Call	April 1, 2019

While we do not provide a quarterly guidance, however, regarding orders for 2019 our bookings which are orders received in Q1 2019 or above those of Q1 2018. Our backlog, which we define as orders received plus deferred revenue, is also going into Q2 as much stronger than Q2 of 2018.

While we have completed the operational turnaround last year, one of our key financial goals remain securing a long-term institutional partner and/or investors to refinance our current high-cost debt. Once secured another goal would then be to deal with the current warrant overhanging on our stock. Completing these financial goals would provide an improved equity and capital structure and would put Vislink in the best position to achieve long-term growth and creating shareholder value.

In conclusion, we are pleased that the tough decisions we undertook in 2018 are complete and we were able to demonstrate profitability in the fourth quarter. Now that we’ve underpinned the company with operational stability, we have turned our attention to growing the business, reaching our financial goals, and being profitable for the entire year. To that end, we’re planning an aggressive push into promising new sectors of our traditional markets as well as markets outside our traditional ones. We are confident that our core proposition as the leader in advanced video communications solution resonate strongly as ever. There is an unyielding desire among audiences and the broadcast providers that serve them to get as close to the unfolding action as possible. This remains a driving motivator in our product development and we’ve actually coined the term immersive viewing to describe what our solution allow viewers to experience. We expect to continue to benefit from our innovation combined with a solid reputation and experience that we’ve built over a combined 50 years of serving our market.

So that concludes my comments and I’ll turn it back over to the operator for Q&A.

Operator:	We will now begin the question-and-answer session. To ask a question, you may press star and then the number one on your touch tone phone. If you’re using a speaker phone, please pick up your handset before pressing the keys. To withdraw your question, press the pound key.

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Vislink Technologies 2018 Earnings Call	April 1, 2019

At this time, we’ll pause momentarily to assemble our roster. Again if you have a question, please press star then one on your telephone keypad.

Your first question comes from Eugene Choi. Your line is open.

Eugene Choi:	Hi. I’m a private investor and I’ve got a quick question about I guess the xMax Technology. Can you guys kind of explain upon what happened with all the patents and I guess with the whole division during the past year? Thank you.

Roger Branton:	Yeah, thank you Eugene. So the xMax Technology, the division was shut down in 2018. The revenues did not justify the continued expense. However, the patent portfolio which is extensive, we have roughly 50 to 70 patents in the US and outside the US. We’re actively seeking to license. In fact, in 2018 we did license it to a company called JC3 Solutions. So we are actively looking to capitalize on the portfolio and extract revenue from it in 2019. If that answers your question, Eugene?

Eugene Choi:	No, that was great. Thank you very much. Because I’m sure a lot of shareholders were just curious you know what happened with all the patents and I think that was a pretty good response and I guess lastly you know if there are better, bigger opportunities there, is it ever possible you guys could bring that back as in the division or you know is that potential divesment, a complete divestment you know if it does become another source of revenue.

Roger Branton:	No, we’re definitely in the right position to resurrect that and you know depending upon the partner that comes in and potential orders, we still contain the software and all the code you know all the intellectual property of course and we also can help any partner facilitate deploying that technology.

Eugene Choi:	Okay, great. Thank you very much.

Roger Branton:	You are welcome.

Operator:	Again, if you would like to ask a question, press star and the number one on your telephone keypad.

Ladies and gentleman, this will end the question-and-answer session. The conference is now concluded. We’d like to thank you all for attending today’s presentation. You may now disconnect from the call.

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